                                  Exhibit 2.1

             Stock Purchase Agreement between Quadrax Corporation
                  and Exeter Capital L.P. dated May 7, 1997.

                            STOCK PURCHASE AGREEMENT
                            ------------------------


                STOCK PURCHASE AGREEMENT dated as of May 7, 1997 between EXETER CAPITAL, L.P., a Delaware limited partnership (the "Seller"), as the holder of
                                                    ------
all the shares of capital stock of VICTEL, INC., a Delaware corporation ("Victel"), and QUADRAX CORPORATION, a Delaware corporation (the "Buyer").
  ------                                                          -----

                WHEREAS, Victel owns all of the shares of capital stock of Victor Electric Wire & Cable Corp., a New York corporation (the "Company"); and
                                                                 -------

                WHEREAS, the Seller desires to sell all of the shares of capital stock of Victel to the Buyer, and the Buyer desires to purchase such shares from the Seller on the terms set forth in this Agreement;

                NOW, THEREFORE, in consideration of the mutual promises herein set forth, the parties agree as follows:

                1.  Definitions. As used in this Agreement, the following terms
                    -----------
shall have the meanings set forth below:

                "Action": any claim, action, suit, arbitration or proceeding
                 ------
        (including, without limitation, any appellate proceeding or proceeding ancillary thereto, or any regulatory proceeding).

                "Affiliate": with respect to any Person, (i) any other Person
                 ---------
        which directly or indirectly controls, is controlled by or is under common control with such Person and (ii) the stockholders, subsidiaries, officers, directors, members and/or partners of such Person or of any other Person described in (i).

                "Agreement": this Stock Purchase Agreement and all Schedules and
                 ---------
        Exhibits hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                "Business": the business now carried on by the Company at its
                 --------
        location in West Warwick, Rhode Island.

                "Closing": the closing of the transactions contemplated by this
                 -------
        Agreement.

                "Closing Date": the date of the Closing.
                 ------------

                "Code": the Internal Revenue Code of 1986, as amended.
                 ----

                "Consent": any consent, waiver, approval or authorization of,
                 -------
        notice to, or designation, registration, declaration or filing with, any Person.

                "Contract": any contract, lease, agreement, license, deed, note,
                 --------
        mortgage, other instrument, arrangement, commitment or understanding, oral or written.

                "ERISA": the Employee Retirement Income Security Act of 1974
                 -----
        (and any sections of the Code amended by it) and all regulations promulgated thereunder, as amended.

                "Exeter": Exeter Capital, L.P., a Delaware limited partnership.
                 ------

                "Financial Statements": the audited financial statements of the
                 --------------------
        Company for the fiscal year ended June 30, 1996, and the unaudited financial statements of the Company for the nine-month period ended March 31, 1997.

                "GAAP": generally accepted accounting principles.
                 ----

                "Interim Balance Sheet": the balance sheet of the Company as of
                 ---------------------
        March 31, 1997 included in the Financial Statements.

                "Laws": (i) all Federal, state, local or foreign laws, rules and
                 ----
        regulations; (ii) all Orders; (iii) all Permits; and (iv) all agreements with Federal, state, local or foreign regulatory authorities.

                "Lien": any mortgage, pledge, option, escrow, hypothecation,
                 ----
        lien, security interest, financing statement, lease, charge, encumbrance, easement, conditional sale or other title retention or security agreement or any other similar restriction, claim or right of others whether arising by Contract, operation of Law or otherwise.

                "Litigation Expense": any reasonable expense incurred in
                 ------------------
        connection with investigating, defending or asserting any Action incident to any matter indemnified against hereunder, including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals.

                "Loss": any loss, obligation, claim, liability, settlement
                 ----
        payment, award, judgment, fine, penalty, interest charge, expense, damage or deficiency or other charge, other than Litigation Expense.

                "Order": any judgment, award, order, writ, injunction or decree
                 -----
        issued by any Federal, state, local or foreign authority, court, tribunal, agency, or other governmental authority, or by any arbitrator.

                "Permits": all Federal, state, local or foreign permits,
                 -------
        licenses, approvals, franchises, notices, authorizations and similar filings.

                "Permitted Liens": (a) carriers', warehousemen's, workers',
                 ---------------
        materialmen's, brokers' or customs' or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith; and (b) liens and other title exceptions set forth on Schedule 3.11.
                                      --------

                "Person": any individual, partnership, joint venture,
                 ------
        corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

                "Purchase Price": as defined in Section .
                 --------------

                "Shares": shares of Victel's Common Stock, par value $0.01 per
                 ------
        share ("Common Stock").
                ------ -----

                "Subordinated Note": the 10% Subordinated Note originally due
                 -----------------
        December 31, 1996, in the principal amount of $2,439,055.81, issued by the Company to Exeter.

                "Taxes": all taxes, charges, duties, fees, levies, penalties or
                 -----
        other assessments imposed by any taxing authority, including, but not limited to, income, excise, property, sales, transfer, taxes, including any interest, penalties or additions attributable thereto.

                "to the Seller's knowledge": to the actual knowledge, without
                 -------------------------
        having made any inquiry or investigation, of Keith R. Fox.


                2.    Sale and Purchase of Stock.
                      --------------------------

                2.1   Sale and Purchase.  At the Closing, which shall occur at
                      -----------------
the offices of Epstein, Becker & Green, 250 Park Avenue, New York, New York on May 7, 1997, or such other place or date as the parties shall mutually agree in writing, (i) the Seller shall sell, transfer, assign, convey and deliver the Shares owned by it to the Buyer or its designee(s), (ii) the Seller shall sell, transfer, assign, convey and deliver the Subordinated Note to the Buyer or its designee(s), without recourse, and (iii) the Buyer or its designee(s) will purchase, accept and acquire the Shares and the Subordinated Note from the Seller.

                2.2   Deliveries at Closing.  At the Closing:
                      ---------------------

                (a) The Seller shall cause the Shares held by it to be transferred to the Buyer or its designee(s) by delivering to the Buyer or its designee(s) certificates representing such Shares, duly endorsed for transfer or accompanied by duly executed forms of assignment.

                (b) The Seller shall cause the Subordinated Note to be endorsed, without recourse, and transferred to the Buyer or its designee(s) by delivering to the Buyer or its designee(s) the original Subordinated Note, duly endorsed for transfer or accompanied duly executed forms of assignment.

                (c) The Buyer shall pay to the Seller the Purchase Price for the Shares and the Subordinated Note in accordance with Section 2.3 hereof.

                (d) The Buyer shall cause the Company to reimburse Exeter Capital Management Corp. for all accrued unreimbursed expenses owing to it, in an aggregate amount not to exceed $100,000.

                (e) The Buyer will make a contribution to the capital of the Company, directly, or indirectly through Victel, in cash, in an amount not less than the amount, if any, by which the Borrower's Availability is less than $500,000. For purposes of this Agreement, "Borrower's Availability" means the remaining amount that the Company is eligible to borrow, after the completion of all transactions taking place under or in connection with this Agreement on the Closing Date, under its credit facilities with Congress Financial Corp.

                2.3   Purchase Price and Payment.
                      --------------------------

                (a)   Purchase Price.  The purchase price payable by the Buyer
                      --------------
for the Shares and the Note (the "Purchase Price") shall be the amount equal to
                                  --------------

                       (i) $720,000, minus

                       (ii) the sum of (A) the expenses reimbursed by the
                Company or the Buyer to Exeter Capital Management Corp. pursuant to Section 2.2(d), (B) the brokers fees payable by the Company or Victel pursuant to Section 6.1, and (C) the other expenses of the Seller paid by the Company or Victel pursuant to Section 11.2.

The Purchase Price shall be allocated among the Shares and the Subordinated Notes as set forth in Exhibit B attached hereto.
                      -------

                (b)   Payment. At the Closing, the Buyer shall pay the Purchase
                      -------
Price to the Seller, by wire transfer of immediately available funds to the account designated in writing by the Seller.

                (c)   Certain Indebtedness of the Company. On the Closing Date,
                      -----------------------------------
the Buyer and Price to the Company shall either pay and discharge all indebtedness of the Company to IBJ Schroder Bank & Trust Company (the "Bank"),
                                                                       ----
or obtain the Bank's consent to the transactions contemplated by this Agreement, and in either case, obtain the release of any guaranties or other obligations of the Seller to the Bank.

                3.    Representations and Warranties of the Seller. The Seller
                      --------------------------------------------
represents and warrants to the Buyer as follows:

                3.1   Organization; Good Standing; Corporate Name. The Company
                      -------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Victel is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company and Victel has all requisite corporate power and authority to own, operate and lease its properties, and to carry on its business as now being conducted. Each of the Company and Victel is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect upon its business, property or assets.

                3.2   Authorization; Validity; Title.  The Seller has all
                      ------------------------------
requisite power and authority to enter into this Agreement and the transactions contemplated hereby. The Seller has duly and properly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws of general application affecting the enforceability of creditors' rights generally or by general principles of equity. The Seller is the record and beneficial owner of the Shares set forth opposite its name on Schedule 3.4 attached hereto, free and clear of all Liens
                     --------
(other than pursuant to this Agreement or as set forth on Schedule 3.4). The
                                                          --------
Seller is the owner and holder of the Subordinated Note, free and clear of all Liens (other than pursuant to this Agreement or as set forth on Schedule 3.4).
                                                                --------
Except for agreements disclosed on Schedule 3.4 which shall be effectively
                                   --------
terminated at or before Closing, the Seller is not a party to, or bound by, any other agreement, instrument or understanding (i) restricting the transfer of the Shares or the Subordinated Note, or (ii) giving rise to any claim for damages therefor.

                3.3   Consents; No Conflict. No Consent or Permit of any Person
                      ---------------------
is required to be obtained by the Company, Victel or the Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than those specified in Schedule 3.3.
                                                                --------
Subject to obtaining the Consents and Permits listed on Schedule 3.3, neither
                                                        --------
the execution nor the delivery of this Agreement by the Seller nor the Seller's consummation of the transactions contemplated hereby will (a) conflict with or result in any violation of or constitute a breach of or default under any terms, conditions or provisions of (i) the organizational documents or by-laws of the Company or Victel, (ii) any applicable Law by which Victel or the Company is bound or to which Victel's or the Company's assets are subject, or (iii) to the Seller's knowledge, any material Contract by which Victel or the Company is bound, or (b) result in the creation of any Lien on any of the assets of Victel or the Company.

                3.4   Capitalization.  The authorized, issued and outstanding
                      --------------
shares of capital stock of Victel and the Company, and the record and beneficial holders thereof, are as set forth in Schedule 3.4 attached hereto. All of the
                                     --------
Shares are duly authorized, validly issued, fully paid and non-assessable. Except for agreements terminated at or before the Closing, there are no outstanding rights of subscription, warrants, calls, options, conversion or exchange rights or other Contracts with respect to any securities of the Company or Victel, or pursuant to which any Person has or may obtain an interest in the Company's or Victel's capital or profits, and there are no Contracts as to the voting of the Company's or Victel's securities.

                3.5   Status of Victel. Victel is a holding company that was
                      ----------------
formed solely for the purpose of holding the common stock of the Company. Victel is the owner and holder of all of the issued and outstanding shares of capital stock of the Company, free and clear of all Liens (other than pursuant to this Agreement or as set forth on Schedule 3.4). Victel has no assets other than the
                             --------
outstanding capital stock of the Company, and has conducted no business other than holding such stock and activities incidental thereto. To the Seller's knowledge, Victel has no liabilities or obligations other than under Contracts to which it is a party disclosed in Schedule 3.5, and as set forth in
                                    --------
Schedule 3.5.
--------

                3.6   Subsidiaries.  The Company does not own, beneficially or
                      ------------
of record any capital stock or other equity securities of any corporation or other entity or have any direct or indirect equity or ownership interest in any business of any other Person.

                3.7   Financial Statements.  All of the Financial
                      --------------------
Statements were prepared from the books and records of the Company. Except as disclosed on Schedule 3.7, the audited Financial Statements have been prepared
             --------
in accordance with GAAP consistently applied and fairly present, in all material respects, the financial position and results of operations of the Company as of the dates thereof and for the periods then ended. The unaudited Financial Statements were prepared in a manner not materially inconsistent with the basis of presentation used in the audited Financial Statements, and fairly present, in all material respects, the financial position and results of operation of the Company as of the dates thereof and for the periods then ended, subject to normal year-end adjustments.

                3.8   Absence of Undisclosed Liabilities. To the Seller's
                      ----------------------------------
knowledge, the Company has no liabilities or obligations, of a kind that would be required to be included on the balance sheet of the Company, except (a) liabilities reflected or reserved against on the Interim Balance Sheet included in the Financial Statements, (b) liabilities arising in the ordinary course of business since the date of such balance sheet, and (c) liabilities and obligations disclosed on Schedule 3.8.
                         --------

                3.9   No Material Adverse Change.  To the Seller's knowledge,
                      --------------------------
since March 31, 1997 there has not been (a) any material adverse change in the financial condition, operations, business, properties, assets or liabilities of the Company, or (b) any material damage, destruction or loss to any of the properties or assets of the Company, whether or not covered by insurance, which has materially and adversely affected or impaired the ability of the Company to conduct the Business, or (c) any event or condition of any character (except those affecting the economy or businesses generally) which can reasonably be expected to materially and adversely affect or impair the Business, or (d) any redemption, repurchase, declaration, setting aside or payment of any dividend or any distribution in respect of the Company's or Victel's capital stock, (e) any redemption, purchase or other acquisition by the Company or Victel of any of its capital stock, or (f) any sale of assets of the Company outside the ordinary course of business.

                3.10   Taxes.  Each of the Company and Victel has timely filed
                       -----
or caused to be filed all Federal, state, local and foreign income and other tax returns and reports (including any relating to import duties) required to be filed by it. To the Seller's knowledge, all such returns and reports are complete and correct in all material respects, and all taxes shown thereon and all deficiencies or other assessments of tax, interest or penalties and all estimated taxes due by the Company or Victel or with respect to its business have been paid. The charges, accruals and reserves, if any, in respect of taxes (including import duties) set forth in the Financial Statements are adequate. Tax returns for the Company and Victel have been audited for the years indicated on Schedule 3.10. No audit of
   --------
any tax return of the Company or Victel is in progress, no extensions of time with respect to any date on which any tax return was or is to be filed by the Company or Victel are in force and no waiver or agreement by the Company or Victel is in force for the extension of time for the assessment or payment of any tax.

                3.11   Good Title; No Liens.  Except as set forth on
                       --------------------
Schedule 3.11,  the Company has good and marketable title to all the properties
--------
and assets, real and personal, tangible and intangible, purported to be owned by the Company (including all property and assets reflected in the Financial Statements, except inventory used or disposed of after the date thereof in the ordinary course of business), subject to no Liens other than Permitted Liens.

                3.12   Patents, Trademarks, Licenses, etc.  Attached hereto as
                       ----------------------------------
Schedule 3.12 is a list of all patents, trademarks, service marks, trade names,
--------
brands and copyrights owned, licensed or used by the Company during the past five years and any applications or registrations therefor. Except as set forth on Schedule 3.12, the Company owns the entire unencumbered right, title and
   --------
interest in and to all such properties free of all Liens other than Permitted Liens, no rights or licenses to or from others have been granted with respect to such properties, and the Company owns or has the right to use all the patents, patent applications, trademarks, service marks, trade names, brands, copyrights and licenses, both domestic and foreign, and rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any conflict, to the Seller's knowledge, with the rights of others. No Affiliate of the Company owns or possesses any rights in any patents, patent applications, registered or unregistered trademarks, service marks, trade names, brands, copyrights, or domestic or foreign licenses which are used by the Company in its business.

                3.13   Litigation, etc.  Except as set forth on Schedule 3.13,
                       ---------------                          --------
there is no pending or, to the Seller's knowledge, threatened Action or governmental investigation or inquiry against or involving the Company or Victel or their respective assets or operations.

                3.14   Permits; Compliance with Laws.  Except as set forth on
                       -----------------------------
Schedule 3.14, (a) the Company has all Permits that are necessary to the conduct
--------
of its business as presently conducted, and (b) the Company has not received any notice that it or the plant or property where the Business is conducted is in any material respect in violation of any Laws, Orders or Permits.

                3.15   Contracts, etc.  Set forth on Schedule 3.15 are complete
                       --------------                --------
and accurate lists of the following:

                (a) all bonus, incentive compensation, profit-sharing, employee retirement, group insurance, death benefit or other fringe benefit plans, deferred compensation and post-termination obligations or trust agreements of the Company or Victel, subject to ERISA and otherwise, which are in effect on the date hereof, which are to become effective after the date hereof, or for which the Company may have any future obligation;

                (b) each Contract defining the terms on which indebtedness for borrowed money, or other indebtedness evidenced by bonds, notes or similar instruments, of the Company or Victel or guarantees thereof by the Company or Victel have been or may be issued;

                (c) all Contracts, oral or written, to which the Company or Victel is a party and in which any Affiliate of the Company or Victel has any interest, direct or indirect;

                (d) all bank accounts, safe deposit boxes, money market funds, certificates of deposit, stocks, bonds, notes and other securities in the name of or owned or controlled by the Company or Victel, and the names of the persons having access thereto;

                (e) all insurance policies maintained by the Company or Victel;

                (f) all employment, consulting, sales representative or other personal service Contracts to which the Company or Victel is a party; and

                (g) to the Seller's knowledge, all other Contracts to which the Company or Victel is a party, except ones that are terminable on notice of 45 days or less or do not involve aggregate remaining payments or unpaid obligations of $50,000 or more, and except purchase orders for inventory and sales orders for products and services of the Company entered into in the ordinary course of business.

Except as set forth on Schedule 3.15, neither the Company nor Victel has given
                       --------
or received notice of, or has any knowledge of, any default or claimed or purported or alleged default on the part of the Company, Victel or any other party, in any material respect, in the performance or payment of any obligation to be performed or paid under any Contract listed on Schedule 3.15.
                                                     --------

                3.16  Corporate Records.  To the Seller's knowledge, (a) the
                      -----------------
books of account and other financial records of Victel and the Company are true, correct and complete, were prepared in accordance with generally accepted accounting principles applied on a consistent basis, in accordance with applicable contractual requirements and government regulations regarding accounting methods and practices, and accurately reflect the operations of Victel and the Company and the value of their properties, and (b) all other significant corporate records of Victel and the Company, including without limitation the corporate minute book and those relating to employees of the Company, are true, correct and complete in all material respects.

                3.17  Powers of Attorney.  To the Seller's knowledge, no
                      ------------------
person holds any tax or other power of attorney from Seller with respect to any matter.

                3.18  Environmental Matters.  To the Seller's knowledge:
                      ---------------------

                (a)  Except as set forth on Schedule 3.18, the Company has not
                                            --------
caused or allowed the generation, treatment, storage, handling or disposal of Hazardous Substances (as hereinafter defined) at its owned or leased real properties ("Facilities") other than in full compliance with all applicable
             ----------
federal, state and local laws, regulations and ordinances. No Hazardous Substances existed at any of such Facilities prior to the date on which the Company acquired and/or commenced occupation of the same. Except as set forth on
Schedule 3.18, the has not caused or allowed the release, discharge or
--------
spill of any Hazardous Substances onto, at, or near the Facilities, and none of the Facilities is, or has ever been, subject to the release of any Hazardous Substances. Except as set forth on Schedule 3.18, the Facilities do not nor did
                                   --------
the Facilities ever contain, any underground tanks for the collection, storage, use or disposal of any Hazardous Substances. Except as set forth in
Schedule 3.18, the Company is, and, throughout the period of time the
--------
Facilities have been owned or used by the Company, has been, in full compliance with all applicable federal, state and local, laws, regulations, rules, ordinances and orders regarding the generation, recycling, use, sale, storage, handling, transfer and disposal of Hazardous Substances. The Company has secured and continuously maintained in force all permits, licenses and approvals necessary for the lawful operation of the Facilities and is in full compliance with all such permits, licenses and approvals. Except as set forth in Schedule 3.18, the Company has not received
                                   --------
notice, formal or informal, of any inquiries, proceedings, claims, lawsuits or actions, potential or extant, regarding any of the Facilities. As used herein, "Hazardous Substances" shall mean any material or substance that may pose a
 --------------------
present or potential hazard to human health or the environment when improperly disposed of, treated, stored, transported, or otherwise managed, including, without limitation, any material or substance that is (i) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), (ii) defined as a "hazardous
                                    -- ---
waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), (iii) defined as a "hazardous
                                     -- ---
substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), (iv) oil, waste
                                                       -- ---
oil or petroleum products, (v) asbestos, or (vi) defined as a "hazardous substance" or "hazardous waste" under any law or regulation of the State where such Facility is located.

                (b)  Except as set forth on Schedule 3.18, there has been no
                                            --------
emission, spill, release or discharge into or upon (i) the air, (ii) soils or any improvements located thereon, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the Facilities (any of which is hereafter referred to as a "Hazardous
                                                                      ---------
Discharge"), and accordingly, the Facilities are free of all such Hazardous
---------
Substances or wastes.

                (c)  Except as set forth on Schedule 3.18, there has been no,
                                            --------
nor is there threatened any, complaint, order, directive, claim, citation or notice by any federal, state or local governmental authority or any other person or entity regarding the Facilities or the business conducted thereon with respect to (i) air emissions, (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems servicing the Facilities, (iii) noise emissions, (iv) solid or liquid waste, handling or disposal, (v) the generation, collection, storage, use, transportation or disposal of Hazardous Substances or wastes or (vi) other environmental health or safety matters affecting the Company.


                4.    Representations and Warranties of the Buyer.  The Buyer
                      -------------------------------------------
represents and warrants to the Seller as follows:

                4.1   Organization.  It is a corporation duly organized,
                      ------------
validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, operate and lease its properties and assets, to carry on its business as now being conducted and to enter into this Agreement and perform its obligations hereunder.

                4.2   Authorization.  The execution, delivery and performance
                      -------------
of this Agreement by the Buyer have been duly authorized by all requisite corporate action and no other corporate proceedings on the part of the Buyer are necessary to approve the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, and this Agreement constitutes the valid and binding obligation of the Buyer enforceable in accordance with the terms hereof, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws of general application affecting the enforceability of creditors' rights generally or by general principles of equity.

                4.3   No Conflict. Neither the execution nor the delivery of
                      -----------
this Agreement by the Buyer nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of or constitute a breach of or default under any terms, conditions or provisions of its organizational documents or by-laws or any Law or Contract by which it is bound or to which it or its assets are subject.

                4.4   Buyer's Investigation.  The Buyer has conducted
                      ---------------------
inspections of the properties and financial and other records of Victel and the Company and other due diligence with respect to Victel and the Company and the Business. The Buyer has had an opportunity to ask questions of the Seller and the officers of Victel and the Company relating to their business, management and financial affairs, which questions were answered to Buyer's satisfaction, and to examine the books and records of Victel and the Company made available to it. Based on such inspections and inquiries, the Buyer is not aware of any inaccuracies or breaches in the Seller's representations and warranties set forth in this Agreement.

                4.5   Investment Intent.  Buyer is aware that the Shares it is
                      -----------------
purchasing hereunder are not registered under the Securities Act of 1933, as amended, or any state securities law. Buyer is acquiring the Shares for investment purposes only, for its own account not with a view to, or in connection with, the further sale or transfer of all or any portion thereof.

                4.6   Governmental and other Consents, etc.  No Consent or
                      ------------------------------------
Permit of any Person is required to be obtained by the Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than those which have been or by the Closing Date will be obtained.

                4.7   Litigation, etc.  There is no pending or, to the Buyer's
                      ---------------
knowledge, threatened Action or governmental investigation or inquiry against or involving the Buyer or its assets or operations that would, if adversely determined, materially and adversely affect the financial condition, business, operations, property or assets of the Buyer or the transactions contemplated hereby.

                4.8   Financing.  The Buyer has the funds available to complete
                      ---------
the transactions contemplated by this Agreement and all related fees and expenses that will be the Buyer's responsibility.

                4.9   NO IMPLIED WARRANTIES.  IT IS UNDERSTOOD AND AGREED THAT
                      ---------------------
NONE OF THE COMPANY, VICTEL OR THE SELLER ARE MAKING OR HAVE MADE ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, TO THE BUYER EXCEPT FOR THOSE SPECIFICALLY PROVIDED IN SECTIONS 3 AND 6.1 OF THIS AGREEMENT. EXCEPT FOR THE MATTERS WHICH ARE EXPRESSLY COVERED BY SUCH REPRESENTATIONS AND WARRANTIES, THE BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION AND ANALYSIS IN ENTERING INTO THIS AGREEMENT AND CONSUMMATING THE TRANSACTIONS CONTEMPLATED HEREBY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND NOTWITHSTANDING ANY OTHERWISE EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER IN SECTIONS 3 AND 6.1 HEREOF, THE SELLER MAKES NO REPRESENTATION OR WARRANTY TO THE BUYER REGARDING (A) ANY PROJECTIONS, ESTIMATES OR BUDGETS HERETOFORE DELIVERED OR MADE AVAILABLE TO THE BUYER OF FUTURE REVENUES, EXPENSES OR EXPENDITURES, FUTURE RESULTS OF OPERATIONS (OR ANY COMPONENT THEREOF), BACKLOGS, FUTURE CASH

FLOWS OR FUTURE FINANCIAL CONDITION (OR ANY COMPONENT THEREOF) OF THE COMPANY OR ANY SUBSIDIARY OR THE FUTURE BUSINESS OPERATIONS OF THE COMPANY OR ANY SUBSIDIARY; OR (B) ANY OTHER INFORMATION OR DOCUMENTS MADE AVAILABLE TO THE BUYER OR ITS COUNSEL, ACCOUNTANTS OR ADVISORS WITH RESPECT TO THE COMPANY OR ANY SUBSIDIARY OR THE BUSINESS OR OPERATIONS OF THE COMPANY OR ANY SUBSIDIARY, EXCEPT AS EXPRESSLY SET FORTH IN OR FURNISHED PURSUANT TO SECTIONS 3 AND 6.1 HEREOF.


                5.    Indemnification.
                      ---------------

                5.1   Obligation of the Seller.  Subject to the limitations
                      ------------------------
set forth in Section , the Seller shall indemnify and save harmless the Buyer and its successors and assigns from, against, for and in respect of:

                (a) any Loss incurred or required to be paid which arises out of or relates to (i) a state of facts as a result of which any representation or warranty made by the Seller in this Agreement is untrue, inaccurate or misleading in any respect, or (ii) the breach of any covenant or agreement made by the Seller in this Agreement; and

                (b) any Litigation Expense incurred or required to be paid in connection with any Action incident to any matter indemnified against in paragraph (a).

                5.2   Obligation of the Buyer.  Subject to the limitations set
                      -----------------------
forth in Section 5.3, the Buyer shall indemnify and save harmless the Seller from, against, for and in respect of:

                (a) any Loss incurred or required to be paid which arises out of or relates to (i) a state of facts as a result of which any representation or warranty made by the Buyer in this Agreement is untrue, inaccurate or misleading in any respect, or (ii) the breach of any covenant or agreement made by the Buyer in this Agreement; and

                (b) any Litigation Expense incurred or required to be paid in connection with any Action incident to any matter indemnified against in paragraph (a) above.

     5.3  Limitations on Indemnity.  The indemnification obligations of the
          ------------------------
parties under Sections 5.1 and 5.2 shall be subject to the following:

     (a)  Time Bar. (i) The Buyer shall not be entitled to make any claim
          --------
against the Seller for any Loss or Litigation Expense under Section 5.1 unless a notice of such claim shall have been given to the Seller in accordance with
Section 11.1 hereof on or before October 31, 1997.

     (ii) The Seller shall not be entitled to make a claim against the Buyer for any Loss arising under Section 5.2 hereof or Litigation Expense relating thereto unless a notice of such claim shall have been given to the Buyer in accordance with Section hereof on or before October 31, 1997.

     (b)  Deductible.  The parties shall be entitled to indemnity for Losses or
          ----------
Litigation Expenses with respect to any claim arising under Section 5.1 or 5.2 only to the extent that the amount of Losses and Litigation Expenses with respect to all claims arising under such Section exceeds $100,000.

     (c)  Limitations on Damages.  Any indemnifiable claim with respect to any
          ----------------------
breach or nonperformance by any party of a representation, warranty, covenant or agreement shall be limited to the amount of actual damages sustained by the indemnified party by reason of such breach or nonperformance. Notwithstanding anything to the contrary elsewhere in this Agreement, no party or its Affiliates shall in any event be liable to any other party or its Affiliates for any consequential damages, including, but not limited to, loss of future revenue or income, cost of capital, or loss of business reputation or opportunity. Each party further agrees that it shall not seek punitive damages as to any matter relating to this Agreement or the transactions contemplated by it.

     (d)  [Intentionally omitted]

     (e)  Maximum Liability.  Notwithstanding any other provision to the
          -----------------
contrary in this Agreement, the aggregate liability of the Seller in connection with all claims for Loss or Litigation Expense hereunder, in excess of the deductible provided for in Section 5.3(b), shall not exceed $381,700, the excess of (i) the Purchase Price (net of the deductions provided for in Section 2.3(a)), over (ii) $100,000.

     (f)  Exclusivity.  The sole and exclusive remedy of the parties hereto for
          -----------
any claim resulting in a breach by any of the parties hereto of their respective representations, warranties, covenants or agreements made hereby or the failure by any party to perform its respective obligations under this Agreement shall be a claim under this Section 5, subject to the limitations set forth in this
Section 5.3. The parties hereby waive any provision of law to the extent that it would limit or restrict the agreement contained in this Section 5.3(f), other than the right to apply for and obtain appropriate injunctive relief.

     5.4   Notice and Defense of Claims.  The obligations and liabilities of
           ----------------------------
each indemnifying party hereunder with respect to claims resulting from the assertion of liability by another party or third parties shall be subject to the following terms and conditions:

     (a)  Notice.  The indemnified party shall give prompt written notice to the
          ------
indemnifying party of any claim or event known to it which does or may give rise to a claim by the indemnified party against the indemnifying party based on this Agreement, stating the nature and basis of said claims or events and the amounts thereof, to the extent known, and in the case of any Action brought by any third party, a copy of any documentation with respect thereto promptly after any such documentation is received by the indemnified party.

     (b)  Third Party Claims or Actions.  (i) In the event any Action is brought
          -----------------------------
by any third party against an indemnified party, with respect to which an indemnifying party may have liability under this Agreement, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with independent counsel reasonably satisfactory to such indemnified party.

     (ii) If the indemnifying parties elect to assume the defense of any such third-party Action, the indemnifying parties shall have the sole right to contest, pay, settle or compromise any such Action on such terms and conditions as the indemnifying parties may determine. After notice from the indemnifying parties to such indemnified party of the indemnifying parties' election so to assume the defense thereof, the indemnifying parties shall not be liable to such indemnified party for any legal or other expenses incurred after the date of receipt of such notice by the indemnified party. The indemnified party shall have the right to employ its own counsel and such counsel may participate in such Action, but the fees and expenses of such counsel shall be at the expense of such indemnified party, when and as incurred.

     (iii) If the indemnifying parties do not elect to assume the defense of any such Action, the indemnified party may engage independent counsel selected by the indemnified party to assume the defense and may contest and pay, and, with the consent of the indemnifying parties, may settle or compromise any such claim. The fees and disbursements of such counsel shall constitute Litigation Expense hereunder.

     (iv) The indemnified party and the indemnifying parties, as the case may be, shall be kept fully informed of such Action at all stages thereof whether or not such party is represented by its own counsel.

     5.5   Cooperation.  The parties hereto agree to render to each other such
           -----------
assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Action brought by any third party.

     5.6   Confidentiality.  The parties agree to make reasonable efforts to
           ---------------
preserve in full the confidentiality of all proprietary or confidential business records and the attorney-client and work product privileges. In connection therewith, each party agrees that: (a) it will make reasonable efforts, in any Action in which it has assumed or participated in the defense, to avoid production of confidential business records; and (b) all communications between any party hereto and counsel responsible for or participating in the defense of any Action shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

     5.7   Survival of Representations and Warranties.  All covenants,
           ------------------------------------------
representations and warranties and agreements made in this Agreement or in any Exhibit, Schedule, certificate or document delivered herewith or at the Closing shall survive the execution and delivery thereof and the Closing hereunder; provided, however, that any claim for the breach of any such covenant,
--------
representation, warranty or agreement may not be asserted after the expiration of the periods set forth in this Section 5.

     6.  Other Agreements of the Parties.
         -------------------------------

     6.1   Brokers.  Each party represents and warrants that all actions by it
           -------
relative to this Agreement and the transactions contemplated hereby were carried out in such manner as not to give rise to any valid claim for finders fees, brokerage commissions or similar payments, except for the fees and expenses of DWQ Associates, payment of which shall be the responsibility of the Company and Victel.

     6.2   Elections.  Neither the Buyer nor any Affiliate of the Buyer shall
           ---------
make any election pursuant to the Code that is inconsistent with any election made by the Company, Victel or any affiliate for any prior year which would materially adversely affect the Seller, the Company or Victel, or file any amended tax return of the Company or Victel so as to materially adversely affect the Company, Victel or the Seller as to any taxable year ending on or before the Closing Date, without the prior written consent of the Seller.

     6.3   No Modifications.  After the Closing the Buyer shall not amend the
           ----------------
Certificate of Incorporation or By-Laws of Victel or the Company in any way that would, relative to the provisions thereof in effect prior to the Closing, tend to increase the liabilities of directors and officers prior to the closing, or impair, lessen or reduce the provisions thereof relating to indemnification of directors and officers.

     6.4   Post-Closing Cooperation.  After the Closing Date, the Seller and the
           ------------------------
Buyer shall provide each other timely access to information and reasonable assistance and cooperation, during normal business hours, necessary for the preparation of any tax returns or other filings or conducting or responding to tax audit or other proceedings. All pertinent books of account, papers, and records shall be retained by the parties until either the statute of limitations to which they relate has expired, by lapse of time or by the terms of any agreement for extension of the period of limitations. If at any time any records of Victel or the Company relating to the period prior to the Closing Date are to be destroyed, the Buyer shall notify the Seller at least sixty (60) days prior to such destruction and, at the Seller's request, shall deliver such records to the Seller.

     7.  Further Assurances.  Following the Closing, at the request of any
         ------------------
party, the other parties shall execute and deliver such further documents, and take such other action, as may be necessary or appropriate to give full effect to the transactions contemplated by this Agreement, including without limitation to confirm the sale, transfer, assignment and conveyance of the Shares hereunder and to vest in the Buyer all the Seller's right, title and interest in and to the Shares or as may otherwise be required to carry out the provisions of this Agreement.


     8.  Covenants.
         ---------

     8.1   Covenants of Buyer.  The Buyer hereby covenants and agrees with the
           ------------------
Seller that prior to the Closing, (a) it shall take every action reasonably required of it in order to satisfy the conditions to closing and otherwise to ensure prompt and expedient consummation of the transactions contemplated by this Agreement, and, without limiting the generality of the foregoing, to obtain all Consents and Permits which may be necessary or reasonably required in order for the Buyer to effect the transactions contemplated hereby, and (b) give the Seller prompt written notice of any event or circumstance which can reasonably be expected to affect adversely its ability to complete the acquisition of the Shares or other transactions contemplated by this Agreement.

     8.2   Covenants of the Seller.  The Seller hereby covenants and agrees with
           -----------------------
the Buyer that:

     (a) Cooperation.  The Seller will use its reasonable best efforts to cause
         -----------
  the Company to preserve its business organization intact, to keep available the services of its employees and sales representatives and to preserve the good will of employees, customers, suppliers and others having business relations with the Company.

     (b) Transactions Out of Ordinary Course of Business.  Except with the prior
         -----------------------------------------------
  written consent of the Buyer, the Seller will not cause the Company to enter into any transaction out of the ordinary course of business.

     (c) Access to Properties, etc.  The Seller will cause the Company and
         -------------------------
  Victel to provide the Buyer and its counsel, accountants, investment advisors and other representatives full access during normal business hours (upon reasonable prior notice) to all of their properties, books, tax returns, Contracts, and records, and will furnish to the

  Buyer all such documents and information with respect to the affairs of the Company and Victel as the Buyer may from time to time reasonably request, provided that such access shall not unreasonably interfere with the conduct of the Business, and that all information so obtained shall be subject to the terms of the confidentiality agreement dated March __, 1997 executed and delivered by the Buyer.

     (d) Certain Prohibited Transactions.  Except with the prior written consent
         -------------------------------
  of the Buyer, the Seller will not cause the Company or Victel to (i) sell, transfer or otherwise dispose of any material assets other than in the ordinary course of business, (ii) create or permit to exist any new Lien other than Permitted Liens, (iii) declare or pay any dividends, repurchase any of its capital stock, or make any distributions to its stockholders as such, or
  (iv) amend its Certificate of Incorporation or by-laws.


     9.  Conditions Precedent.
         --------------------

     9.1   Conditions to Obligations of the Seller.  All obligations of the
           ---------------------------------------
Seller under this Agreement are subject to the fulfillment, unless waived in writing at the sole option of the Seller, at or prior to the Closing Date, of each of the following conditions precedent:

     (a) Buyer's Representations and Warranties.  The representations and
         --------------------------------------
  warranties of the Buyer herein contained shall be true on and as of the Closing Date with the same force and effect as though made on and as of said date, except as affected by the transactions contemplated or permitted by this Agreement.

     (b) Buyer's Covenants.  The Buyer shall have performed all its obligations
         -----------------
  and agreements and complied with all its covenants contained in this Agreement to be performed and complied with by the Buyer prior to the Closing Date.

     (c) Buyer's Closing Certificate.  The Seller shall have received a
         ---------------------------
  certificate of the Buyer, executed on behalf of the Buyer by any duly authorized representative of the Buyer, dated the Closing Date, in form and substance satisfactory to the Seller, certifying as to the fulfillment of the matters mentioned in paragraphs (a) and (b) of this Section 9.1.

     (d) Consents and Approvals.  This Agreement and the transactions
         ----------------------
  contemplated hereby shall have received all approvals, consents, authorizations and waivers from governmental and other regulatory agencies and other third parties required to consummate the transactions contemplated hereby.

     (e) Other  Documents.  The Seller shall have received all certificates,
         ----------------
  corporate documents, evidence of authorization, and other agreements, instruments and documents in respect of any aspect or consequence of the transactions contemplated by this Agreement as the Seller may reasonably request, all of which shall be in form and substance satisfactory to the Seller.

     (f) No Litigation.  No Action before any court or any governmental or
         -------------
  regulatory authority shall have been commenced and still be pending, no investigation by any governmental or regulatory authority shall have been commenced and still be pending, and no Action by any governmental or regulatory authority shall have been threatened against the Seller or the Buyer (i) seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions, or
  (ii) which if resolved adversely to such party, would materially and adversely affect the financial condition, business, property, assets or prospects of any such Person.

     9.2   Conditions to the Obligations of the Buyer.  All obligations of the
           ------------------------------------------
Buyer under this Agreement are subject to the fulfillment, unless waived in writing at the sole option of the Buyer, at or prior to the Closing Date, of each of the following conditions precedent:

     (a) Seller's Representations and Warranties.  The representations and
         ---------------------------------------
  warranties of the Seller herein contained shall be true on and as of the Closing Date with the same force and effect as though made on and as of said date, except as affected by transactions contemplated or permitted by this Agreement.

     (b) Seller's Covenants.  The Seller shall have performed all of the
         ------------------
  obligations and agreements and complied with all of its covenants contained in this Agreement to be performed and complied with by the Seller prior to the Closing Date.

     (c) Seller's Closing Certificate.  The Buyer shall have received a
         ----------------------------
  certificate of the Seller, dated the Closing Date, in form and substance satisfactory to the Buyer, certifying as to the fulfillment of the matters mentioned in paragraphs (a) and (b) of this Section 9.2.

     (d) Consents.  The Buyer shall have received evidence, satisfactory to the
         --------
  Buyer and its counsel, that all of the Consents disclosed in Schedule 3.3 have
                                                               --------
  been duly obtained.

     (e) Other Documents.  The Buyer shall have received all, certificates,
         ---------------
  corporate documents, evidence of authorization, and other agreements, instruments and documents in respect of any aspect or consequence of the transactions contemplated by this Agreement as the Buyer may reasonably request, all of which shall be in form and substance satisfactory to the Buyer.

     (f) No Litigation.  No Action before any court or any governmental or
         -------------
  regulatory authority shall have been commenced and still be pending, no investigation by any governmental or regulatory authority shall have been commenced and still be pending, and no Action by any governmental or regulatory authority shall have been threatened against the Seller or the Buyer (i) seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions, or
  (ii) which if resolved adversely to such party, would materially and adversely affect the financial condition, business, property, assets or prospects of any such Person.


     10.  Termination; Disputes.
          ---------------------

     10.1   Termination.  This Agreement may be terminated prior to the Closing
            -----------
and the transactions contemplated hereby may be abandoned:

     (a) by the Seller, upon written notice to the Buyer, if the Closing has not taken place on or before May 15, 1997, other than by reason of the default of the Seller; or

     (b) by the Buyer, upon written notice to the Seller, if the Closing has not taken place within thirty (30) days after the execution and delivery of this Agreement, other than by reason of a default hereunder of the Buyer.

     10.2   Status of Agreement after Termination.  Upon any termination of this
            -------------------------------------
Agreement pursuant to Section , this Agreement shall become void and shall have no effect, except that such termination shall not affect any liability either party may have for breach of this Agreement.

     10.3   Arbitration.
            -----------

     (a) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or any claim under Section 5 hereof, shall be settled by arbitration in accordance with the Rules of Commercial Arbitration of the American Arbitration Association (the "Rules"), and judgment upon the award
                                       -----
rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     (b) The arbitration tribunal shall consist of three arbitrators, of whom one shall be nominated by Buyer, one shall be nominated by the Seller, and the third, who shall serve as Chairman, shall be chosen by the two party-nominated arbitrators or, in the event the party-nominated arbitrators are unable to designate the third arbitrator, by the American Arbitration Association.

     (c) Any party to this Agreement is authorized to initiate arbitration by providing written notice of arbitration, in accordance with the Rules, to the Administrator of the American Arbitration Association and to the party or parties against whom a claim is being made.

     (d) The place of the arbitration shall be New York, New York.

     (e) The award of the arbitrators shall be final and binding. The parties waive any right to appeal the award, to the extent a right to appeal may be lawfully waived. Each party retains the right to seek judicial assistance: (i) to compel arbitration; (ii) to obtain interim measures of protection pending arbitration; and (iii) to enforce any decision of the arbitrators, including the final award.


     11.  General Provisions.
          ------------------

     11.1   Notices.  All waivers, notices, consents, demands, requests,
            -------
approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given when hand-delivered, sent by telecopier, delivered by national overnight courier service, or 72 hours after mailed by certified first class mail, return receipt requested, postage prepaid, as follows:

     (a)  If to the Seller, to it at:

          Exeter Capital, L.P.
          10 East 53rd Street
          New York, New York 10022
          Attention: Keith R. Fox

          with a copy to:

          Winston & Strawn
          200 Park Avenue
          New York, New York 10166
          Attention: John W. Kaufmann, Esq.

     (b)  If to the Buyer, to it at:

          Quadrax Corporation
          300 High Point Avenue
          Portsmouth, RI  02871
          Attention:  James J. Palermo
          with a copy to:

          Epstein, Becker & Green, P.C.
          250 Park Avenue
          New York, NY  10177
          Attention: Joseph A. Smith, Esq.

or to such other address or addresses as may be designated by a party by written notice to the other parties hereto.

     11.2   Costs; Expenses.  The Buyer will bear its own costs and expenses
            ---------------
incurred in negotiating this Agreement and consummating the transactions contemplated hereby, whether or not the transactions are consummated. The costs and expenses incurred by the Seller in negotiating this Agreement and consummating the transactions contemplated hereby, including without limitation fees and disbursements of the Seller's counsel and the Company's accountants, shall be born by the Company and Victel, whether or not the transactions are consummated.

     11.3   Binding Effect, Benefits.  This Agreement shall inure to the benefit
            ------------------------
of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that nothing in this Agreement shall be construed to
         --------
confer any rights, remedies, obligations or liabilities on any person other than the parties hereto or their respective successors and assigns.

     11.4   Public Announcements.  The parties hereto shall advise and consult
            --------------------
with each other prior to the making of any public announcement with respect to the transactions contemplated hereby and, in any event, shall not issue any press releases, make any public announcement or statement without the consent of the other parties, except for filings, registrations and other public announcements which may be required by Law.

     11.5   No Solicitation.  From and after the date hereof and until the
            ---------------
Closing or the termination of this Agreement, the Seller agree not to accept or approve any offer from anyone other than the Buyer relating to the acquisition of the assets or Business of the Company, or any business combination relating to them.

     11.6   Entire Agreement; Amendment.  This Agreement, together with the
            ---------------------------
other instruments delivered in connection herewith, embodies the entire agreement and understanding of the parties hereto and supersedes any prior agreement or understanding between the parties with respect to the subject matter of this Agreement. This Agreement cannot be amended or terminated orally, but only by a writing duly executed by the parties.

     11.7   Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

     11.8   Headings.  Headings of the Sections and paragraphs in this Agreement
            --------
are for reference purposes only and shall not be deemed to have any substantive effect.

     11.9   Assignment.  This Agreement may not be assigned by either party
            ----------
without the prior written consent of the other, except that the Buyer may assign its rights hereunder to any lender providing financing to acquire the Shares.

     11.10   Applicable Law.  This Agreement shall be governed and construed and
             --------------
interpreted in accordance with the laws of the State of New York and the federal laws of the United States of America.

     11.11   Waivers.  Except as otherwise provided herein, no delay on the part
             -------
of the Seller or the Buyer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of the Seller or the Buyer of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     11.12   Miscellaneous.  The rights and remedies of the Buyer and the Seller
             -------------
hereunder are cumulative and not exclusive of any rights or remedies they would otherwise have.


                                  * * * * * *

                                                                    Schedule 3.7

                  EXCEPTIONS TO GAAP ON FINANCIAL STATEMENTS
                  ------------------------------------------

                                     None



                             FINANCIAL STATEMENTS
                             --------------------

      Attached are the following statements:

      1. Victor Electric Wire & Cable Corp. audited statements f/y/e June 30, 1996; and

      2. Victor Electric Wire & Cable Corp. unaudited statements for nine-month period ended March 31, 1997.